UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2022

CUBESMART

CUBESMART, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54462	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Old Lancaster Road
Malvern,
Pennsylvania
19355
(Address of Principal
Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $0.01 par value per share, of CubeSmart	CUBE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company (CubeSmart) ☐

Emerging Growth Company (CubeSmart, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CubeSmart ☐

CubeSmart, L.P. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2022, the CubeSmart (the “Company”) entered into new indemnification agreements (the “Indemnification Agreements”) with its trustees and executive officers. The Company also expects to enter into similar indemnification agreements with its future trustees and executive officers.  The Indemnification Agreements replace and supersede previous indemnification agreements between the Company and each of its trustees and executive officers. The changes to the previous indemnification agreements reflected in the new Indemnification Agreements are administrative in nature. Consistent with the previous indemnification agreements, the new Indemnification Agreements provide for indemnification rights to the maximum extent permitted under Maryland law (including indemnification against certain liabilities that may arise in connection with the indemnitee’s status or service as one of the Company’s trustees, executive officers or agents or in such indemnitee’s capacity at other specified entities at which the indemnitee serves at the Company’s request) and to advance such indemnitee’s expenses incurred as a result of any proceeding for which the indemnitee may be entitled to indemnification. The Indemnification Agreements are in addition to any other rights an indemnitee may have under the Company’s organizational documents or applicable law.

The foregoing summary description of the material terms of the Indemnification Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02(e) by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of shareholders of the Company was held on May 17, 2022. At the meeting, the Company’s shareholders voted on: (1) the election of eight trustees, (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022, and (3) an advisory vote regarding the compensation of the Company’s named executive officers. The voting results on these proposals were as follows:

Proposal 1: Election of eight trustees.

	Votes For	Withheld	Broker Non-Votes
Piero Bussani	188,116,917	6,026,827	11,272,211
Dorothy Dowling	189,536,135	4,607,609	11,272,211
John W. Fain	192,154,660	1,989,084	11,272,211
Jair K. Lynch	193,863,827	279,917	11,272,211
Christopher P. Marr	193,196,228	947,516	11,272,211
Deborah Ratner Salzberg	188,187,452	5,956,292	11,272,211
John F. Remondi	180,139,585	14,004,159	11,272,211
Jeffrey F. Rogatz	186,933,814	7,209,930	11,272,211

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Votes For	Votes Against	Abstentions
198,305,385	6,945,547	165,023

Proposal 3: Advisory vote on the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
177,403,075	16,527,561	213,108	11,272,211

Item 9.01 Financial Statements and Exhibits

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits. The following exhibits are being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Indemnification Agreement for Trustees and Executive Officers.

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: May 17, 2022	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Chief Legal Officer & Secretary

CUBESMART, L.P. By: CubeSmart, its general partner

Date: May 17, 2022	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Chief Legal Officer & Secretary